UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 12, 2021

(Date of Report/Date of earliest event reported)

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-06732	95-6021257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street

Morristown, New Jersey

07960

(Address and zip code of principal executive offices)

(862) 345-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.10 Per Share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 12, 2021, Covanta Holding Corporation (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 2, 2021, related to the agreement and plan of merger, dated as of July 14, 2021 (the “Merger Agreement”), by and among the Company, Covert Intermediate, Inc., a Delaware corporation and an affiliate of EQT Infrastructure (“Parent”), and Covert Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. As of the close of business on August 31, 2021, the record date for the Special Meeting, there were 133,009,182 shares of the Company’s common stock issued and outstanding. A total of 95,105,333 shares of the Company’s common stock were present at the Special Meeting, virtually or by proxy, representing approximately 71.50% of the Company’s issued and outstanding common stock, which constituted a quorum to conduct business at the Special Meeting.

Holders of the Company’s common stock considered, and holders of a majority of the issued and outstanding shares of the Company’s common stock entitled to vote on such matter approved, a proposal to adopt the Merger Agreement. Holders of the Company’s common stock considered, and holders of a majority of the shares of the Company’s common stock present virtually or represented by proxy at the Special Meeting and entitled to vote on such matter did not approve, a non-binding, advisory proposal on certain compensation that will be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger.

The final voting results are set forth below:

1.	Proposal 1: Adoption of the Merger Agreement:

For	Against	Abstain
92,719,309	2,134,049	251,975

2.	Proposal 2: Non-Binding Compensation Advisory Proposal:

For	Against	Abstain
38,465,562	54,657,669	1,982,102

Because there were sufficient votes at the Special Meeting to approve the proposal to adopt the Merger Agreement, the proposal to approve an adjournment of the Special Meeting to a later time or date if necessary, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, was rendered moot.

FORWARD-LOOKING STATEMENTS

Certain statements in this disclosure may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by our forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the consummation of the proposed merger, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the proposed merger depends on the satisfaction of the closing conditions to the proposed merger, and there can be no assurance as to whether or when the proposed merger will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company’s 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2021.

Item 8.01 Other Events

On October 12, 2021, the Company issued a press release announcing the results of the Special Meeting. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release, dated as of October 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Thomas L. Kenyon
Name:	Thomas L. Kenyon
Title:	Executive Vice President, General Counsel and Secretary

Date: October 12, 2021